DRIVETIME AUTOMOTIVE GROUP, INC.
and
DT ACCEPTANCE CORPORATION
as Issuers
the Guarantors party hereto
and
WELLS FARGO BANK, NATIONAL ASSOCIATION
as Trustee and Collateral Agent
____________________________________
FIFTH SUPPLEMENTAL INDENTURE
Dated as of May 21, 2013
____________________________________
12.625%
Senior Secured Notes
Due 2017

This FIFTH SUPPLEMENTAL INDENTURE is dated as of May 21, 2013, among DT ACCEPTANCE CORPORATION, an Arizona corporation (“DTAC”), and DRIVETIME AUTOMOTIVE GROUP, INC., a Delaware corporation (“DTAG”, and together with DTAC, the “Issuers” and each an “Issuer”), the Guarantors party hereto (the “Guarantors”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as trustee (the “Trustee”).
RECITALS
WHEREAS, the Issuers, the Guarantors and the Trustee entered into an Indenture, dated as of June 4, 2010 (the “Indenture”), pursuant to which the Issuers issued $250,000,000 in aggregate principal amount of the 12.625% Senior Secured Notes Due 2017 (the “Notes”) (capitalized terms used herein without definition have the respective meanings given to them in the Indenture).
WHEREAS, Section 9.01(a) of the Indenture provides that the Issuers and the Trustee may amend or supplement this Indenture or the Notes without notice to or the consent of any Noteholder to cure any ambiguity, defect or inconsistency or to make a modification of a formal, minor or technical nature or to correct a manifest error.
WHEREAS, Section 4.10 of the Indenture requires that if any Issuer or any of its Restricted Subsidiaries acquires or creates another Subsidiary after the Issue Date (other than a Foreign Subsidiary, Insurance Subsidiary or Special Purpose Subsidiary) then, among other requirements, such Issuer or Restricted Subsidiary shall cause such Subsidiary to become a Guarantor of the Notes.
WHEREAS, Section 11.09 of the Indenture provides that the “Note Guarantee of a Guarantor will terminate upon … the designation in accordance with [the] Indenture of the Guarantor as an Unrestricted Subsidiary”.
WHEREAS, the inconsistency between Section 4.10 and Section 11.09 of the Indenture is a defect because any Issuer or Restricted Subsidiary that designates an acquired or created Subsidiary as an Unrestricted Subsidiary upon or prior to acquisition or creation of such Subsidiary would be required under Section 4.10 of the Indenture to cause such Unrestricted Subsidiary to sign a Note Guarantee which would be immediately and automatically terminated by operation of Section 11.09 of the Indenture.
WHEREAS, the second recital in the form of Supplemental Indenture referenced in Section 4.10(a) of the Indenture, supports this result, stating “as a condition to the Trustee entering into the Indenture and the purchase of the Notes by the Holders, the Issuers agreed pursuant to the Indenture to cause any newly acquired or created Restricted Subsidiaries to provide Guarantees in certain circumstances” (emphasis added).
WHEREAS, to correct this defect, the Issuers, the Guarantors and the Trustee desire to amend the Indenture pursuant to Section 9.01(a) to exclude Unrestricted Subsidiaries from the application of Section 4.10.

WHEREAS, all things necessary to make this Fifth Supplemental Indenture when executed by the parties hereto a valid and binding agreement of and supplement to the Indenture have been done and performed.
NOW, THEREFORE, to comply with the provisions of the Indenture and in consideration of the above premises, the Issuers, the Guarantors and the Trustee covenant and agree for the benefit of each other and for the equal and proportionate benefit of the respective Holders of the Notes as follows:
1.1    This Fifth Supplemental Indenture is supplemental to the Indenture and does and shall be deemed to form a part of, and shall be construed in connection with and as part of the Indenture for any and all purposes. Every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.
1.2    Sections 4.10 is hereby amended and restated in its entirety to read as follows:
SECTION 4.10. Additional Subsidiary Guarantees. If an Issuer or any of its Restricted Subsidiaries shall acquire or create another Subsidiary after the Issue Date (other than an Unrestricted Subsidiary, Foreign Subsidiary, Insurance Subsidiary or Special Purpose Subsidiary), then such Issuer shall cause such Subsidiary to become a Guarantor hereunder and, within 45 days after the date it was acquired or created:
(a)    execute a supplemental indenture substantially in the form of Exhibit B, pursuant to which such Subsidiary shall unconditionally guarantee, on a senior unsecured basis or, if such Subsidiary is expected to Incur Indebtedness under a Permitted Inventory Facility, senior second-priority secured basis, all of the Indenture Obligations;
(b)    with respect to a Subsidiary that is expected to Incur Indebtedness under a Permitted Inventory Facility, execute and deliver to the Collateral Agent such amendments or supplements to the Collateral Documents and take such other actions as are necessary in order to grant to the Collateral Agent, for the benefit of the Holders, a perfected second-priority security interest in the Second-Lien Collateral of such Subsidiary, subject to Permitted Liens, which are owned by the Issuers or a Guarantor and are required to be pledged pursuant to the Collateral Documents, including the filing of UCC financing statements in such jurisdictions as may be required by the Collateral Documents or by law or as may reasonably requested by the Collateral Agent;
(c)    take such further action and execute and deliver such other documents specified in the Indenture Documents or otherwise reasonably requested by the Trustee or the Collateral Agent to give effect to the foregoing; and
(d)    deliver to the Trustee an Opinion of Counsel that such supplemental indenture and any other documents required to be delivered have been duly authorized, executed and delivered by such Subsidiary and constitutes a legal, valid, binding and enforceable obligation of such Subsidiary and the Collateral Documents to which such Restricted Subsidiary is a party create a valid perfected Lien on the Collateral covered thereby.

2.1    Except as specifically modified herein, the Indenture and the Notes are in all respects ratified and confirmed and shall remain in full force and effect in accordance with their terms. This Fifth Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered under the Indenture shall be bound thereby. Nothing in this Fifth Supplemental Indenture or the Notes, express or implied, shall give to any Person, other than the parties hereto and thereto and their successors hereunder and thereunder and the Holders of the Notes, any benefit of any legal or equitable right, remedy or claim under the Indenture, this Fifth Supplemental Indenture or the Notes.
2.2    Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee, by reason of this Fifth Supplemental Indenture. This Fifth Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated in their entirety herein and made applicable to the Trustee with respect hereto.
2.3    THIS FIFTH SUPPLEMENTAL INDENTURE AND THE NOTES SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.
2.4    This Fifth Supplemental Indenture may be signed in various counterparts, which together will constitute one and the same instrument.
2.5    In case any provision of this Fifth Supplemental Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
2.6    The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Fifth Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Issuers.
2.7    This Fifth Supplemental Indenture is an amendment supplemental to the Indenture and the Indenture and this Fifth Supplemental Indenture will henceforth be read together.

[Signature Page Follows]

SIGNATURES
IN WITNESS WHEREOF, the parties hereto have caused this Fifth Supplemental Indenture to be duly executed, all as of the date first written above.
DT ACCEPTANCE CORPORATION, as Issuer

By:    _/s/ Steven P. Johnson_______________
Name:    Steven P. Johnson
Title: President
DRIVETIME AUTOMOTIVE GROUP, INC., as Issuer

By:    _/s/ Jon Ehlinger____________________
Name:    Jon Ehlinger
Title:    Secretary
GUARANTORS:
DRIVETIME CAR SALES COMPANY, LLC
By:    _/s/ Jon Ehlinger____________________
Name:    Jon Ehlinger
Title:    Secretary
DRIVETIME SALES AND FINANCE COMPANY, LLC
By:    _/s/ Jon Ehlinger____________________
Name:    Jon Ehlinger
Title:    Secretary
DT CREDIT COMPANY, LLC
By:    _/s/ Jon Ehlinger____________________
Name:    Jon Ehlinger
Title:    Secretary

[Signature Page to Fifth Supplemental Indenture]

DT JET LEASING, LLC
By:    _/s/ Jon Ehlinger____________________
Name:    Jon Ehlinger
Title:    Secretary
GFC LENDING, LLC
By:    _/s/ Jon Ehlinger____________________
Name:    Jon Ehlinger
Title:    Secretary
DRIVETIME OHIO COMPANY, LLC
By:    _/s/ Jon Ehlinger____________________
Name:    Jon Ehlinger
Title:    Secretary
CARVANA LLC
By:    _/s/ Jon Ehlinger____________________
Name:    Jon Ehlinger
Title:    Secretary
TRUSTEE:
WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee
By:    _/s/ Raymond Delli Dolli_____________
Name:    Raymond Delli Colli
Title:    Vice President

[Signature Page to Fifth Supplemental Indenture]